Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2015

This Conflict Minerals Report should be read in conjunction with the definitions contained in the Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules.  This Conflict Minerals Report and our conflict minerals policy are available on our web site at www.ti.com/conflictminerals.   We are not incorporating by reference the contents of our web site into this Conflict Minerals Report.  “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict:  tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2015 (collectively, “CMs”).  We designed the CM Process with the intent to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition).  The design of the CM Process included the following:

•	a conflict minerals policy;
•

an organizational structure and processes intended to ensure that our direct suppliers of CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

•

a process, which uses a reporting tool developed by the Conflict-Free Sourcing Initiative (“CFSI”) and data gathered through the Conflict-Free Smelter Program (“CFSP”) (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”);

•	assessment and management of risks identified through the process described above;
•	a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process;
•	reliance on the CFSP to validate supply chain due diligence; and
•	public reporting of the results of our due diligence.

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”), is limited.  Our supply chain for CMs is complex.  In many cases, we are multiple steps removed from the smelter or the mine, and we depend on information from Suppliers that themselves may have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the CFSP.  The CFSP is a voluntary program in which an independent third party evaluates smelters’ and refiners’ procurement and inventory practices and determines whether the smelter or refiner (“Smelter”) has demonstrated that all the materials it processed originated from conflict-free sources.  The CFSP is overseen by the CFSI, which was established by members of the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative.  TI is an active member of EICC and the CFSI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

•	communicating our CM policy to Suppliers;
•

directing Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the CFSI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•	analyzing Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency and following up with Suppliers in an effort to get more information;

•	comparing the information received from Suppliers with the data made available by the CFSP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and
•

reviewing other source materials if we were unable to determine, on the basis of the information provided by Suppliers and CFSP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

IV.	Our Findings

Integrated Circuits (“ICs”)1 accounted for approximately 90 percent of TI’s revenue in 2015, and we have determined that all of our ICs were conflict free.  Our determination is based on the finding that all the Smelters identified to us by our Suppliers as being potentially in the supply chain for these ICs in 2015 supplied CMs exclusively from conflict-free sources.

In 2015, we made progress in our due diligence efforts.  Our communications with Suppliers yielded more complete and specific information than in 2014 about the Smelters in our supply chain.  That information, combined with the expanded information available through the CFSP, has given us greater insight into the Conflict Status of CMs identified as potentially in our supply chain for 2015 as compared to the prior year.

The number of Smelters identified to us by our Suppliers as potentially in our supply chain in 2015 increased by approximately 20 percent.   Of the Smelters identified for 2015, we have determined that the CMs potentially supplied to us by 76 percent of the Smelters were conflict-free, as compared with 58 percent for 2014.  Another 10 percent of the Smelters identified for 2015 have committed to participate in a third-party audit of their Conflict Status.  In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

We do not have complete information about the CMs in our entire supply chain.  For 2015, a majority of Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI.  (Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI.)  Industry efforts to collect and verify CM origin information remain incomplete.  For Smelters that have committed to participate in a third-party audit of their Conflict Status, that status is currently undeterminable because the audits are not complete.  The results of our due diligence, which are summarized in the charts below, reflect these limitations.

[1]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames.  It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

Smelter Status – Overview

2014 Conflict-Free Undeterminable 52 Smelters (23%) 133 Smelters (58%) 43 Smelters (19%) Committed to audit Total = 228 Smelters Smelters for which we determined, based on an independent third-party audit, the conflict minerals potentially supplied to TI were conflict-free. Smelters for which we determined the origin of the minerals potentially supplied to us was undeterminable - these Smelters have committed to participate in a third-party audit of their Conflict Status Smelters for which we determined the origin of the minerals potentially supplied to us was undeterminable - these Smelters have not committed to participate in a third-party audit of their Conflict Status *The CMs identified by our Suppliers as potentially in our supply chain for our ICs in 2015 were sourced from these Smelters. 2015 Conflict-Free* 207 Smelters (76%) Total = 273 Smelters Undeterminable 38 Smelters (14%) 28 Smelters (10%) Committed to audit

Smelter Status – By CM

Tantalum Number of Smelters 80 60 40 20 0 36 2014 1 0 45 0 2015 0 Tin Number of Smelters 80 60 40 20 0 28 20 2014 20 58 10 2015 12 Tungsten Number of Smelters 80 60 40 20 0 10 15 2014 4 26 8 2015 2 Gold Number of Smelters 80 60 40 20 0 59 7 2014 28 78 10 2015 24 For an Explanation of the color codes, see the notes to the Smelter Status - Overview charts directly above.

The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto.  Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

V.	Product Scope

Our products are in the following categories as described in our annual report on Form 10-K for the year ended December 31, 2015: Analog products (including High Volume Analog & Logic, Power Management, High Performance Analog and Silicon Valley Analog products); Embedded Processing products (including Processor, Microcontroller and Connectivity products); and Other products (including DLP products, custom semiconductors known as application-specific integrated circuits and calculators).  For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries, including to improve our due diligence:

•	redistribute copies of our CM policy to Suppliers;
•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;
•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries; and
•	encourage Suppliers to direct all Smelters in their supply chains to participate in the CFSP or a similar third-party audit program.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report.  The report by Crowe Horwath LLP is set forth as Appendix B to this Conflict Minerals Report.

[Intentionally blank]

Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2015.  As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

Table 1	Total CFSP compliant Smelters: 207	Tungsten Smelters	26
		Tin Smelters	58
		Tantalum Smelters	45
		Gold Smelters	78
Table 2	Total undeterminable Smelters: 66	Tungsten Smelters	10
		Tin Smelters	22
		Tantalum Smelters	0
		Gold Smelters	34

1.	Table 1:

Listed below are the 207 Smelters identified to us by our Suppliers as potentially in our supply chain for 2015 that the CFSP has reported as compliant with its audit protocols.  On that basis, we have determined that the CMs supplied by these Smelters were conflict free.  The location information is as reported by the CFSP as of April 12, 2016.

*Smelters that potentially supply the CMs for our ICs.

No.	Smelter	Metal	Country Location
1.	A.L.M.T. TUNGSTEN Corp. *	Tungsten	JAPAN
2.	Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA
3.	Chongyi Zhangyuan Tungsten Co., Ltd. *	Tungsten	CHINA
4.	Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA
5.	Ganzhou Huaxing Tungsten Products Co., Ltd. *	Tungsten	CHINA
6.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA
7.	Ganzhou Seadragon W & Mo Co., Ltd. *	Tungsten	CHINA
8.	Global Tungsten & Powders Corp. *	Tungsten	UNITED STATES
9.	Guangdong Xianglu Tungsten Co., Ltd. *	Tungsten	CHINA
10.	H.C. Starck GmbH *	Tungsten	GERMANY
11.	H.C. Starck Smelting GmbH & Co.KG *	Tungsten	GERMANY
12.	Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA
13.	Hunan Chunchang Nonferrous Metals Co., Ltd. *	Tungsten	CHINA
14.	Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION
15.	Japan New Metals Co., Ltd. *	Tungsten	JAPAN
16.	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA
17.	Kennametal Huntsville *	Tungsten	UNITED STATES
18.	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA
19.	Niagara Refining LLC	Tungsten	UNITED STATES
20.	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	Tungsten	VIETNAM
21.	Tejing (Vietnam) Tungsten Co., Ltd. *	Tungsten	VIETNAM
22.	Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	VIETNAM
23.	Wolfram Bergbau und Hütten AG *	Tungsten	AUSTRIA
24.	Xiamen Tungsten (H.C.) Co., Ltd. *	Tungsten	CHINA
25.	Xiamen Tungsten Co., Ltd. *	Tungsten	CHINA

26.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA
27.	Alpha *	Tin	UNITED STATES
28.	China Tin Group Co., Ltd.	Tin	CHINA
29.	Cooperativa Metalurgica de Rondônia Ltda. *	Tin	BRAZIL
30.	CV Ayi Jaya	Tin	INDONESIA
31.	CV Gita Pesona	Tin	INDONESIA
32.	CV Serumpun Sebalai *	Tin	INDONESIA
33.	CV United Smelting *	Tin	INDONESIA
34.	CV Venus Inti Perkasa	Tin	INDONESIA
35.	Dowa *	Tin	JAPAN
36.	Elmet S.L.U. *	Tin	SPAIN
37.	EM Vinto *	Tin	BOLIVIA
38.	Fenix Metals *	Tin	POLAND
39.	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	Tin	CHINA
40.	Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CHINA
41.	Magnu's Minerais Metais e Ligas Ltda. *	Tin	BRAZIL
42.	Malaysia Smelting Corporation (MSC) *	Tin	MALAYSIA
43.	Melt Metais e Ligas S.A.	Tin	BRAZIL
44.	Metallic Resources, Inc. *	Tin	UNITED STATES
45.	Metallo-Chimique N.V. *	Tin	BELGIUM
46.	Mineração Taboca S.A. *	Tin	BRAZIL
47.	Minsur *	Tin	PERU
48.	Mitsubishi Materials Corporation *	Tin	JAPAN
49.	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND
50.	O.M. Manufacturing Philippines, Inc. *	Tin	PHILIPPINES
51.	Operaciones Metalurgical S.A. *	Tin	BOLIVIA
52.	PT Aries Kencana Sejahtera *	Tin	INDONESIA
53.	PT Artha Cipta Langgeng *	Tin	INDONESIA
54.	PT ATD Makmur Mandiri Jaya *	Tin	INDONESIA
55.	PT Babel Inti Perkasa *	Tin	INDONESIA
56.	PT Bangka Prima Tin	Tin	INDONESIA
57.	PT Bangka Tin Industry *	Tin	INDONESIA
58.	PT Belitung Industri Sejahtera *	Tin	INDONESIA
59.	PT BilliTin Makmur Lestari *	Tin	INDONESIA
60.	PT Bukit Timah *	Tin	INDONESIA
61.	PT Cipta Persada Mulia	Tin	INDONESIA
62.	PT DS Jaya Abadi *	Tin	INDONESIA
63.	PT Eunindo Usaha Mandiri *	Tin	INDONESIA
64.	PT Inti Stania Prima *	Tin	INDONESIA
65.	PT Justindo *	Tin	INDONESIA
66.	PT Mitra Stania Prima *	Tin	INDONESIA
67.	PT Panca Mega Persada *	Tin	INDONESIA
68.	PT Prima Timah Utama *	Tin	INDONESIA

69.	PT Refined Bangka Tin *	Tin	INDONESIA
70.	PT Sariwiguna Binasentosa *	Tin	INDONESIA
71.	PT Stanindo Inti Perkasa *	Tin	INDONESIA
72.	PT Sumber Jaya Indah	Tin	INDONESIA
73.	PT Timah (Persero) Tbk Kundur *	Tin	INDONESIA
74.	PT Timah (Persero) Tbk Mentok *	Tin	INDONESIA
75.	PT Tinindo Inter Nusa *	Tin	INDONESIA
76.	PT Tommy Utama	Tin	INDONESIA
77.	PT Wahana Perkit Jaya *	Tin	INDONESIA
78.	Resind Indústria e Comércio Ltda.	Tin	BRAZIL
79.	Rui Da Hung *	Tin	TAIWAN
80.	Soft Metais Ltda. *	Tin	BRAZIL
81.	Thaisarco *	Tin	THAILAND
82.	VQB Mineral and Trading Group JSC	Tin	VIETNAM
83.	White Solder Metalurgia e Mineração Ltda. *	Tin	BRAZIL
84.	Yunnan Tin Company Limited *	Tin	CHINA
85.	Changsha South Tantalum Niobium Co., Ltd. *	Tantalum	CHINA
86.	Conghua Tantalum and Niobium Smeltry	Tantalum	CHINA
87.	D Block Metals, LLC	Tantalum	UNITED STATES
88.	Duoluoshan	Tantalum	CHINA
89.	Exotech Inc.	Tantalum	UNITED STATES
90.	F&X Electro-Materials Ltd. *	Tantalum	CHINA
91.	FIR Metals & Resource Ltd.	Tantalum	CHINA
92.	Global Advanced Metals Aizu	Tantalum	JAPAN
93.	Global Advanced Metals Boyertown *	Tantalum	UNITED STATES
94.	Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA
95.	H.C. Starck Co., Ltd. *	Tantalum	THAILAND
96.	H.C. Starck GmbH Goslar *	Tantalum	GERMANY
97.	H.C. Starck GmbH Laufenburg *	Tantalum	GERMANY
98.	H.C. Starck Hermsdorf GmbH *	Tantalum	GERMANY
99.	H.C. Starck Inc. *	Tantalum	UNITED STATES
100.	H.C. Starck Ltd. *	Tantalum	JAPAN
101.	H.C. Starck Smelting GmbH & Co. KG *	Tantalum	GERMANY
102.	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA
103.	Hi-Temp Specialty Metals, Inc.	Tantalum	UNITED STATES
104.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
105.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA
106.	Jiujiang Tanbre Co., Ltd. *	Tantalum	CHINA
107.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
108.	KEMET Blue Metals	Tantalum	MEXICO
109.	KEMET Blue Powder	Tantalum	UNITED STATES
110.	King-Tan Tantalum Industry Ltd.	Tantalum	CHINA
111.	LSM Brasil S.A.	Tantalum	BRAZIL

112.	Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
113.	Mineração Taboca S.A. *	Tantalum	BRAZIL
114.	Mitsui Mining & Smelting *	Tantalum	JAPAN
115.	Molycorp Silmet A.S.	Tantalum	ESTONIA
116.	Ningxia Orient Tantalum Industry Co., Ltd. *	Tantalum	CHINA
117.	Plansee SE Liezen *	Tantalum	AUSTRIA
118.	Plansee SE Reutte	Tantalum	AUSTRIA
119.	QuantumClean	Tantalum	UNITED STATES
120.	Resind Indústria e Comércio Ltda.	Tantalum	BRAZIL
121.	RFH Tantalum Smeltry Co., Ltd.	Tantalum	CHINA
122.	Solikamsk Magnesium Works OAO *	Tantalum	RUSSIAN FEDERATION
123.	Taki Chemicals *	Tantalum	JAPAN
124.	Telex Metals	Tantalum	UNITED STATES
125.	Tranzact, Inc.	Tantalum	UNITED STATES
126.	Ulba Metallurgical Plant JSC *	Tantalum	KAZAKHSTAN
127.	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
128.	Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CHINA
129.	Zhuzhou Cemented Carbide *	Tantalum	CHINA
130.	Aida Chemical Industries Co., Ltd. *	Gold	JAPAN
131.	Allgemeine Gold-und Silberscheideanstalt A.G. *	Gold	GERMANY
132.	AngloGold Ashanti Córrego do Sítio Mineração *	Gold	BRAZIL
133.	Argor-Heraeus S.A. *	Gold	SWITZERLAND
134.	Asahi Pretec Corp. *	Gold	JAPAN
135.	Asahi Refining Canada Ltd. *	Gold	CANADA
136.	Asahi Refining USA Inc. *	Gold	UNITED STATES
137.	Asaka Riken Co., Ltd. *	Gold	JAPAN
138.	Aurubis AG *	Gold	GERMANY
139.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES
140.	Boliden AB	Gold	SWEDEN
141.	C. Hafner GmbH + Co. KG *	Gold	GERMANY
142.	CCR Refinery - Glencore Canada Corporation *	Gold	CANADA
143.	Chimet S.p.A. *	Gold	ITALY
144.	DODUCO GmbH	Gold	GERMANY
145.	Dowa *	Gold	JAPAN
146.	Eco-System Recycling Co., Ltd. *	Gold	JAPAN
147.	Elemetal Refining, LLC *	Gold	UNITED STATES
148.	Heimerle + Meule GmbH *	Gold	GERMANY
149.	Heraeus Ltd. Hong Kong *	Gold	CHINA
150.	Heraeus Precious Metals GmbH & Co. KG *	Gold	GERMANY
151.	Ishifuku Metal Industry Co., Ltd. *	Gold	JAPAN
152.	Istanbul Gold Refinery	Gold	TURKEY
153.	Japan Mint	Gold	JAPAN
154.	Jiangxi Copper Co., Ltd.	Gold	CHINA

155.	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION
156.	JSC Uralelectromed	Gold	RUSSIAN FEDERATION
157.	JX Nippon Mining & Metals Co., Ltd. *	Gold	JAPAN
158.	Kazzinc	Gold	KAZAKHSTAN
159.	Kennecott Utah Copper LLC *	Gold	UNITED STATES
160.	Kojima Chemicals Co., Ltd. *	Gold	JAPAN
161.	LS-NIKKO Copper Inc. *	Gold	KOREA, REPUBLIC OF
162.	Materion *	Gold	UNITED STATES
163.	Matsuda Sangyo Co., Ltd. *	Gold	JAPAN
164.	Metalor Technologies (Hong Kong) Ltd. *	Gold	CHINA
165.	Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE
166.	Metalor Technologies S.A.	Gold	SWITZERLAND
167.	Metalor USA Refining Corporation	Gold	UNITED STATES
168.	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Gold	MEXICO
169.	Mitsubishi Materials Corporation *	Gold	JAPAN
170.	Mitsui Mining and Smelting Co., Ltd. *	Gold	JAPAN
171.	MMTC-PAMP India Pvt., Ltd.	Gold	INDIA
172.	Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION
173.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	TURKEY
174.	Nihon Material Co., Ltd. *	Gold	JAPAN
175.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA
176.	Ohura Precious Metal Industry Co., Ltd. *	Gold	JAPAN
177.	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION
178.	OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION
179.	PAMP S.A. *	Gold	SWITZERLAND
180.	Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION
181.	PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA
182.	PX Précinox S.A.	Gold	SWITZERLAND
183.	Rand Refinery (Pty) Ltd. *	Gold	SOUTH AFRICA
184.	Republic Metals Corporation *	Gold	UNITED STATES
185.	Royal Canadian Mint *	Gold	CANADA
186.	Schone Edelmetaal B.V.	Gold	NETHERLANDS
187.	SEMPSA Joyería Platería S.A. *	Gold	SPAIN
188.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	Gold	CHINA
189.	Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA
190.	Singway Technology Co., Ltd.	Gold	TAIWAN
191.	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION
192.	Solar Applied Materials Technology Corp. *	Gold	TAIWAN
193.	Sumitomo Metal Mining Co., Ltd. *	Gold	JAPAN
194.	T.C.A S.p.A	Gold	ITALY
195.	Tanaka Kikinzoku Kogyo K.K. *	Gold	JAPAN
196.	The Refinery of Shandong Gold Mining Co., Ltd. *	Gold	CHINA
197.	Tokuriki Honten Co., Ltd. *	Gold	JAPAN

198.	Umicore Brasil Ltda.	Gold	BRAZIL
199.	Umicore Precious Metals Thailand	Gold	THAILAND
200.	Umicore S.A. Business Unit Precious Metals Refining *	Gold	BELGIUM
201.	United Precious Metal Refining, Inc. *	Gold	UNITED STATES
202.	Valcambi S.A. *	Gold	SWITZERLAND
203.	Western Australian Mint trading as The Perth Mint *	Gold	AUSTRALIA
204.	Yamamoto Precious Metal Co., Ltd. *	Gold	JAPAN
205.	Yokohama Metal Co., Ltd.	Gold	JAPAN
206.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	Gold	CHINA
207.	Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CHINA

2.	Table 2:

Listed below are the 66 Smelters identified to us by our Suppliers  as potentially in our supply chain for 2015 that have processed CMs of undeterminable origin. “Active” means the Smelter has committed to participate in a third-party audit of its Conflict Status, as reported by the CFSP.    The location information and “Active” status are as reported by the CFSP as of April 12, 2016.

No.	Smelter	Metal	Country Location	Active
1.	Dayu Weiliang Tungsten Co., Ltd.	Tungsten	CHINA	√
2.	Ganxian Shirui New Material Co., Ltd.	Tungsten	CHINA
3.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten	CHINA	√
4.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	√
5.	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA
6.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	√
7.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	√
8.	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA	√
9.	Kennametal Fallon	Tungsten	UNITED STATES	√
10.	Pobedit, JSC	Tungsten	RUSSIAN FEDERATION	√
11.	An Vinh Joint Stock Mineral Processing Company	Tin	VIETNAM	√
12.	CNMC (Guangxi) PGMA Co., Ltd.	Tin	CHINA
13.	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Tin	VIETNAM	√
14.	Estanho de Rondônia S.A.	Tin	BRAZIL
15.	Feinhütte Halsbrücke GmbH	Tin	GERMANY	√
16.	Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	√
17.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	√
18.	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA
19.	Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA
20.	Linwu Xianggui Ore Smelting Co., Ltd.	Tin	CHINA
21.	Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	CHINA
22.	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM	√
23.	Phoenix Metal Ltd.	Tin	RWANDA	√
24.	PT Alam Lestari Kencana	Tin	INDONESIA
25.	PT Bangka Kudai Tin	Tin	INDONESIA
26.	PT Bangka Timah Utama Sejahtera	Tin	INDONESIA
27.	PT Fang Di MulTindo	Tin	INDONESIA

28.	PT Karimun Mining	Tin	INDONESIA	√
29.	PT Pelat Timah Nusantara Tbk	Tin	INDONESIA
30.	PT Seirama Tin Investment	Tin	INDONESIA
31.	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM	√
32.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	√
33.	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	√
34.	Caridad	Gold	MEXICO
35.	Cendres + Métaux S.A.	Gold	SWITZERLAND	√
36.	Chugai Mining	Gold	JAPAN
37.	Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF	√
38.	Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA
39.	DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF	√
40.	Faggi Enrico S.p.A.	Gold	ITALY	√
41.	Gansu Seemine Material Hi-Tech Co., Ltd.	Gold	CHINA
42.	Geib Refining Corporation	Gold	UNITED STATES	√
43.	Great Wall Precious Metals Co., Ltd.	Gold	CHINA
44.	Guangdong Jinding Gold Limited	Gold	CHINA
45.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA
46.	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA
47.	Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA
48.	Hwasung CJ Co., Ltd.	Gold	KOREA, REPUBLIC OF
49.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA
50.	Korea Metal Co., Ltd.	Gold	KOREA, REPUBLIC OF
51.	Kyrgyzaltyn JSC	Gold	KYRGYZSTAN
52.	L'azurde Company For Jewelry	Gold	SAUDI ARABIA
53.	Lingbao Gold Co., Ltd.	Gold	CHINA
54.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA
55.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA
56.	Metalor Technologies (Suzhou) Ltd.	Gold	CHINA	√
57.	Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	√
58.	Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA
59.	Sabin Metal Corp.	Gold	UNITED STATES
60.	Samduck Precious Metals	Gold	KOREA, REPUBLIC OF	√
61.	SAMWON Metals Corp.	Gold	KOREA, REPUBLIC OF
62.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA
63.	So Accurate Group, Inc.	Gold	UNITED STATES
64.	Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA
65.	Torecom	Gold	KOREA, REPUBLIC OF	√
66.	Yunnan Copper Industry Co., Ltd.	Gold	CHINA

Appendix B

Independent Private Sector Auditor Report

INDEPENDENT AUDITOR’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2015 through December 31, 2015, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken”  of the Conflict Minerals Report for the reporting period from January 1, 2015 through December 31, 2015, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
•	The completeness of the Company’s description of the due diligence measures performed;
•	The suitability of the design or operating effectiveness of the Company’s due diligence process;
•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or
•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion,

•

the design of the Company’s due diligence framework for the reporting period from January 1, 2015 through December 31, 2015, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•

the Company’s description of the due diligence measures it performed as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2015 through December 31, 2015, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ Crowe Horwath LLP

Dallas, Texas

May 20, 2016